For Immediate Release:

Investor Relations Contact: Joe Allman
Republic Airways Holdings
Tel. (317) 246-2612

Republic Airways Holdings reports second quarter 2014 financial results
Net income per diluted share of $0.38

Indianapolis, Indiana (August 6, 2014) - Republic Airways Holdings Inc. (NASDAQ/NM: RJET) today reported financial results for the second quarter of 2014. Key points include:

•
Republic's pre-tax income from continuing operations for the second quarter of 2014 was $33.3 million, or $0.63 per diluted share, a 23.3% increase over the previous year. Republic's income from continuing operations for the second quarter of 2014 was $20.1 million, or $0.38 per diluted share. This is a $4.0 million, or $0.08 per diluted share, increase from the previous year.

•
Republic's pre-tax income from continuing operations for the six-month period was $56.1 million, or $1.06 per diluted share, a 21.2% increase over the previous year. Republic's income from continuing operations for the six-month period was $34.1 million, or $0.65 per diluted share. This is a $6.6 million, or $0.12 per diluted share, increase from the same six-month period of the previous year.

•
On April 7, 2014, Republic's Board of Directors authorized management to use up to $75.0 million of unrestricted cash to buy back common shares and/or early retire convertible debt during the following 12 months. Pursuant to the authorization, Republic redeemed a $22.3 million convertible note, leaving $52.7 million remaining on the share repurchase and convertible debt retirement authorization. The repayment of the convertible note reduced the Company's dilutive share count by about 2.2 million shares for the quarter.

"I am pleased we were able to report improved second quarter financial results, as we remain focused on executing on our strategic plan to simplify and streamline our business," said Republic's CFO Timothy Dooley.

"Last Friday Republic celebrated 40 years of commercial passenger service and our long term success would not be possible without the hard work and dedication of my 6,500 co-workers. I would like to thank them for their diligence and commitment to our mission to provide safe, clean and reliable service to our airline partners and our guests on board," said Republic's Chairman, President and CEO Bryan Bedford.

The Company reported the following key metrics:

	Three Months ended June 30,			Six Months ended June 30,
(Unaudited)	2014	2013	Increase / (Decrease)	2014	2013	Increase / (Decrease)
($ in millions, except as noted)
Operating revenues	$343.0	$336.7	1.9%	$680.5	$661.4	2.9%
Pre-tax income from continuing operations	$33.3	$27.0	23.3%	$56.1	$46.3	21.2%
Pre-tax margin	9.7%	8.0%	1.7 pts	8.2%	7.0%	1.2 pts
Diluted earnings per share from continuing operations (dollars)	$0.38	$0.30	26.7%	$0.65	$0.53	22.6%
EBITDA from continuing operations	$105.3	$90.7	16.1%	$199.2	$175.5	13.5%
EBITDA margin from continuing operations	30.7%	26.9%	3.8 pts	29.3%	26.5%	2.8 pts

Available seat miles (ASMs in millions)	3,715	3,338	11.3%	7,081	6,506	8.8%
Block Hours	191,748	187,087	2.5%	377,361	364,666	3.5%
Departures	106,499	110,399	(3.5)%	209,848	213,023	(1.5)%

Operating Revenue Highlights
Operating revenues increased $6.3 million, or 1.9%, from the second quarter of 2013 to $343.0 million in the second quarter of 2014. Fixed-fee service revenue increased $20.2 million, or 6.4%, to $337.1 million due to increased Q400 flying with United Airlines and increased E175 flying with American Airlines. Passenger service revenue decreased $13.8 million because of the removal of E190 aircraft operating under pro-rate agreement with Frontier Airlines.

Operating Expense Highlights
The increase in wages and benefits expenses of 8.6% or $7.3 million was primarily due to an increase in E175 operations, an increase in the cost of benefits we provide to our employees and new pilot flight and duty rest regulations (FAR 117).

Fuel expense for the second quarter of 2014 decreased $6.6 million, or 54.1%, to $5.6 million primarily due to a 57.6% decrease in gallons consumed related to the elimination of pro-rate flying for Frontier. Fuel expense is primarily attributable to our fixed-fee charter operations and is a pass-through to our partner.

Landing fees and airport rents decreased $7.8 million, or 54.2%, primarily due to United Airlines beginning to pay all landing fees in June 2013, coupled with the decrease in our small jet operations.

The increase in depreciation and amortization of 16.9%, or $6.1 million, was primarily related to the increase in the E175 fleet.

Fleet Highlights
As of June 30, 2014, Republic operated a fleet of 237 aircraft. Through June the Company has removed 23 ERJ aircraft from CPA service, and has taken delivery of 11 E175 aircraft and expects to take delivery of 13 E175 aircraft during the remainder of 2014. As of June 30, 2014, within its fixed-fee and charter agreements, the Company operated 45 aircraft with 44-50 seats and 192 aircraft with 69-99 seats.

Balance Sheet and Liquidity
The Company's total cash balance decreased $14.2 million to $286.5 million as of June 30, 2014, compared to December 31, 2013. Restricted cash increased $0.8 million, to $24.8 million, from December 31, 2013, due to the escrow requirements under fixed-fee charter agreements. The Company's unrestricted cash balance decreased $15.0 million, to $261.7 million, from December 31, 2013, due to the redemption of the $22.3 million convertible note on April 7, 2014. A consolidated balance sheet and summary cash flow statement have been included in the tables section of this release.

The Company's debt increased to $2.27 billion as of June 30, 2014, compared to $2.17 billion at December 31, 2013, primarily related to the financing of 11 new E175 aircraft purchased for our American Airlines fixed-fee agreement. As of June 30, 2014, about 97% of the Company's debt is at a fixed interest rate. The Company has significant long-term lease obligations for aircraft that are classified as operating leases and are not reflected as liabilities on the Company's consolidated balance sheet. At a 6% discount factor, the present value of these lease obligations was about $0.53 billion and $0.59 billion as of June 30, 2014, and December 31, 2013, respectively.

Corporate Information
Republic Airways Holdings Inc., based in Indianapolis, Indiana, is an airline holding company that owns Chautauqua Airlines, Republic Airlines and Shuttle America, collectively “the airlines.” The airlines operate a combined fleet of about 240 aircraft and offer scheduled passenger service on more than 1,300 flights daily to about 110 cities in the U.S. and Canada through fixed-fee flights operated under airline partner brands, including American Eagle, Delta Connection, and United Express. The airlines Company currently employs about 6,500 aviation professionals. For more information on Republic Airways, please visit our website at www.rjet.com.

The Company will conduct a telephone briefing to discuss its second quarter 2014 results at 10:30 a.m. (EDT)Thursday, August 7, 2014. This call is being webcast by Thomson/Reuters and can be accessed at the Republic Airways Holdings' website, www.rjet.com. Those wishing to participate can do so by calling (877) 415-3181. International callers can participate by calling +1 (857) 244-7324; the passcode is 41078827.

To listen to a telephone replay of the webcast, call (888) 286-8010 and use password 31357045. International telephone replay will be available by calling +1 (617) 801-6888 and using the same password. The replay will be available from 2:30 p.m. (EDT) August 7, 2014, to 11:59 p.m. (EDT) August 14, 2014.

Additional Information

In addition to historical information, this release contains forward-looking statements. Republic Airways Holdings Inc. may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Republic Airways' beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “may,” “will,” “should,” “plan,” “estimate,” “predict,” “potential,” “continue,” or “likely” and similar expressions as well as the negative of such expressions are used to identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Republic Airways as of such date. Republic Airways assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent filing with the Securities and Exchange Commission.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (In millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Increase / (Decrease)	2014	2013	% Increase / (Decrease)
OPERATING REVENUES:
Fixed-fee service	$337.1	$316.9	6.4%	$665.5	$620.9	7.2%
Passenger service	—	13.8	(100.0)%	—	29.0	(100.0)%
Charter and other	5.9	6.0	(1.7)%	15.0	11.5	30.4%
Total operating revenues	343.0	336.7	1.9%	680.5	661.4	2.9%
OPERATING EXPENSES:
Wages and benefits	91.8	84.5	8.6%	181.0	169.5	6.8%
Aircraft fuel	5.6	12.2	(54.1)%	12.9	25.8	(50.0)%
Landing fees and airport rents	6.6	14.4	(54.2)%	13.8	30.4	(54.6)%
Aircraft and engine rent	31.3	30.8	1.6%	62.4	59.6	4.7%
Maintenance and repair	61.7	62.0	(0.5)%	126.0	116.7	8.0%
Insurance and taxes	4.4	5.9	(25.4)%	10.9	12.0	(9.2)%
Depreciation and amortization	42.2	36.1	16.9%	83.5	73.5	13.6%
Other impairment charges	—	—	—%	19.9	—	100.0%
Other	36.4	36.2	0.6%	72.9	72.0	1.3%
Total operating expenses	280.0	282.1	(0.7)%	583.3	559.5	4.3%

OPERATING INCOME	63.0	54.6	15.4%	97.2	101.9	(4.6)%
OTHER INCOME (EXPENSE):
Interest expense	(29.8)	(27.6)	8.0%	(59.6)	(55.7)	7.0%
Fair value gain - restructuring asset	—	—	—%	18.4	—	100.0%
Other, net	0.1	—	100.0%	0.1	0.1	—%
Total other expense	(29.7)	(27.6)	7.6%	(41.1)	(55.6)	(26.1)%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	33.3	27.0	23.3%	56.1	46.3	21.2%

INCOME TAX EXPENSE	13.2	10.9	21.1%	22.0	18.8	17.0%

INCOME FROM CONTINUING OPERATIONS	20.1	16.1	24.8%	34.1	27.5	24.0%

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	8.5	(100.0)%	—	(2.6)	(100.0)%

NET INCOME	$20.1	$24.6	(18.3)%	$34.1	$24.9	36.9%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC	$0.40	$0.33	21.2%	0.69	0.56	23.2%
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - DILUTED	$0.38	$0.30	26.7%	0.65	0.53	22.6%
NET INCOME PER COMMON SHARE - BASIC	$0.40	$0.50	(20.0)%	0.69	0.51	35.3%
NET INCOME PER COMMON SHARE - DILUTED	$0.38	$0.46	(17.4)%	0.65	0.48	35.4%

Weighted average common shares:
Basic	49.8	49.2	1.2%	49.7	48.9	1.6%
Diluted	52.9	54.4	(2.8)%	52.9	54.1	(2.2)%

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (In millions, except share and per share amounts)

	June 30,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$261.7	$276.7
Restricted cash	24.8	24.0
Receivables - net of allowance for doubtful accounts of $2.0 and $1.5, respectively	32.1	48.3
Inventories	65.3	71.9
Prepaid expenses and other current assets	17.2	17.7
Deferred income taxes	17.3	15.7
Total current assets	418.4	454.3
Aircraft and other equipment, net	2,735.3	2,563.6
Maintenance deposits	40.6	36.6
Other assets	223.3	216.8
Total assets	$3,417.6	$3,271.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$294.9	$276.2
Accounts payable	15.1	28.9
Accrued liabilities	162.0	163.8
Total current liabilities	472.0	468.9
Long-term debt - less current portion	1,978.3	1,890.6
Deferred credits and other non-current liabilities	94.9	100.7
Deferred income taxes	284.4	260.4
Total liabilities	2,829.6	2,720.6
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.001 par value; one vote per share;150,000,000 shares authorized; 59,529,499 and 59,704,943 shares issued and 49,938,000 and 49,525,594 shares outstanding, respectively	—	—
Additional paid-in-capital	423.3	420.2
Treasury stock, 9,333,266 shares at cost	(181.8)	(181.8)
Accumulated other comprehensive loss	(2.5)	(2.6)
Accumulated earnings	349.0	314.9
Total stockholders' equity	588.0	550.7
Total liabilities and stockholders' equity	$3,417.6	$3,271.3

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In millions)

	Six Months Ended June 30,
	2014	2013

NET CASH FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS	$153.5	$121.7

INVESTING ACTIVITIES:
Purchase of aircraft and other equipment	(286.8)	(9.9)
Proceeds from sale of other assets	8.6	39.9
Aircraft deposits	—	(25.0)
Other, net	(0.8)	(5.5)

NET CASH FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(279.0)	(0.5)

FINANCING ACTIVITIES:
Payments on debt	(146.8)	(96.4)
Proceeds from debt issuance	258.3	38.5
Payments on early extinguishment of debt and refinancing	—	(58.7)
Proceeds from exercise of stock options	0.9	3.2
Other, net	(1.9)	(0.7)

NET CASH FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS	110.5	(114.1)

DISCONTINUED OPERATIONS
Cash from operating activities	—	6.9
Cash from investing activities	—	(4.2)
Cash from financing activities	—	(16.4)
LESS: NET CASH FROM DISCONTINUED OPERATIONS	—	(13.7)
	—	—

NET CHANGES IN CASH AND CASH EQUIVALENTS	(15.0)	7.1
CASH AND CASH EQUIVALENTS—Beginning of period	276.7	210.8
CASH AND CASH EQUIVALENTS—End of period	$261.7	$217.9

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Three Months Ended June 30,
	2014	2013	Change

Operating aircraft at period end:
44-50 seats	45	70	(35.7)%
69-99 seats	192	162	18.5%
Block hours[5]	191,748	187,087	2.5%
Departures	106,499	110,399	(3.5)%
Passengers carried	5,899,696	5,505,182	7.2%
Revenue passenger miles ("RPM") (millions)[1]	3,036	2,619	15.9%
Available seat miles ("ASM") (millions)[2]	3,715	3,338	11.3%
Passenger load factor[3]	81.7%	78.4%	3.3 pts
Cost per ASM, including interest expense (cents)[4]	8.34	9.28	(10.1)%
Cost per ASM, including interest expense and excluding fuel expense (cents)	8.19	8.91	(8.1)%
Gallons consumed	1,538,260	3,626,092	(57.6)%
Average cost per gallon	$3.64	$3.36	8.3%
Average daily utilization of each aircraft (hours)[6]	9.8	9.7	1.0%
Average length of aircraft flights (miles)	503	459	9.6%
Average seat density	69	66	4.5%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Total operating costs, including interest expense, divided by available seat miles.

5.	Hours from takeoff to landing, including taxi time.

6.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES UNAUDITED OPERATING HIGHLIGHTS

Operating Highlights	Six Months Ended June 30,
	2014	2013	Change

Operating aircraft at period end:
44-50 seats	45	70	(35.7)%
69-99 seats	192	162	18.5%
Block hours[5]	377,361	364,666	3.5%
Departures	209,848	213,023	(1.5)%
Passengers carried	11,038,416	10,285,323	7.3%
Revenue passenger miles ("RPM") (millions)[1]	5,602	4,913	14.0%
Available seat miles ("ASM") (millions)[2]	7,081	6,506	8.8%
Passenger load factor[3]	79.1%	75.5%	3.6 pts
Cost per ASM, including interest expense (cents)[4]	8.82	9.45	(6.7)%
Cost per ASM, including interest expense and excluding fuel expense (cents)	8.64	9.06	(4.6)%
Gallons consumed	3,395,174	7,150,124	(52.5)%
Average cost per gallon	$3.80	$3.61	5.3%
Average daily utilization of each aircraft (hours)[6]	9.4	9.6	(2.1)%
Average length of aircraft flights (miles)	495	463	6.9%
Average seat density	68	66	3.0%

1.	Revenue passenger miles are the number of scheduled miles flown by revenue passengers.

2.	Available seat miles are the number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

3.	Passenger load factor is revenue passenger miles divided by available seat miles.

4.	Total operating costs, including interest expense and fair value gain, divided by available seat miles.

5.	Hours from takeoff to landing, including taxi time.

6.	Average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to its comparable GAAP basis financial measures. The Company believes that the non-GAAP financial measures provide investors meaningful measurements of the Company's financial performance.

Non-GAAP Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations

	Three Months ended June 30,			Six Months ended June 30,
($ in millions)	2014	2013	% Increase / (Decrease)	2014	2013	% Increase / (Decrease)
Income from continuing operations	$20.1	$16.1	24.8%	$34.1	$27.5	24.0%
Adjust:
Interest expense	29.8	27.6	8.0%	59.6	55.7	7.0%
Income tax expense	13.2	10.9	21.1%	22.0	18.8	17.0%
Depreciation and amortization	42.2	36.1	16.9%	83.5	73.5	13.6%
EBITDA from continuing operations	$105.3	$90.7	16.1%	$199.2	$175.5	13.5%

Total operating revenues	$343.0	$336.7	1.9%	$680.5	$661.4	2.9%
EBITDA from continuing operations	$105.3	$90.7	16.1%	$199.2	$175.5	13.5%
EBITDA margin from continuing operations	30.7%	26.9%	3.8 pts	29.3%	26.5%	2.8 pts

Pre-tax income from continuing operations	$33.3	$27.0	23.3%	$56.1	$46.3	21.2%
Shares used to compute diluted earnings per share	52.9	54.4	(2.8)%	52.9	54.1	(2.2)%
Pre-tax income from continuing operations per diluted share	$0.63	$0.50	26.8%	$1.06	$0.86	23.9%